                             SECURITIES AND EXCHANGE COMMISSION

                                   Washington, D.C. 20549

                                          FORM 8-K

                                       CURRENT REPORT

                           PURSUANT TO SECTION 13 OR 15(d) OF THE

                              SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported): May 14, 2004

                                 Structured Products Corp.

                   (Exact name of registrant as specified in its charter)

             Delaware                    001-31531             13-3692801
             (State or other             (Commission           (IRS Employer
             jurisdiction of             File Number)          Identification
             incorporation or                                  Number)
             organization)

388 Greenwich Street, New York, New York                       10013
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number including area code (212) 816-7496

Item 1.     Changes in Control of Registrant.

            Not Applicable.

Item 2.     Acquisition or Disposition of Assets.

            Not Applicable.

Item 3.     Bankruptcy or Receivership.

            Not Applicable.

Item 4.     Changes in Registrant's Certifying Accountant.

            Not Applicable.

Item 5.     Other Events.

            Attached as Exhibit 99.1 please find a press release released on May 14, 2004.

Item 6.     Resignations of Registrant's Directors.

            Not Applicable.

Item 7.     Financial Statements, Pro-Forma Financial Information and Exhibits.

            (a)  Not Applicable.

            (b)  Not Applicable.

            (c)  Not Applicable.

                                         SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned thereunto duly authorized.

Dated: May 14, 2004
                                                STRUCTURED PRODUCTS CORP.

                                        By:        /s/ Mark C. Graham
                                        Name:      Mark C. Graham
                                        Title:     Authorized Signatory

                                       EXHIBIT INDEX

Exhibit

  99.1   Press Release released on May 14, 2004

                                        Exhibit 99.1

KVP Corporate Backed Trust Securities Transaction
                               to be Terminated

FOR IMMEDIATE RELEASE

     New  York,  New York - May 14,  2004:  Corporate  Backed  Trust  Securities
(CorTS®) Class A Certificates, CorTS® Trust for GE Global Insurance Notes, CUSIP
12617F205 and New York Stock Exchange symbol KVP, which has been  established by
Structured  Products Corp.,  today announced that,  because GE Global  Insurance
Holding  Corporation  elected to suspend its duty to file periodic reports under certain sections of the Securities  Exchange Act of 1934, the securities held by the trust  established by Structured  Products Corp.  will be liquidated and the proceeds will be distributed  in accordance  with the terms of the related trust agreement.  Following  the  distribution,  the trust  established  by Structured
Products  Corp.  will  terminate.  The trust  has  issued  Class A  Certificates relating in the aggregate to  $103,525,000  principal  amount of 7.00% Notes due
February  15,  2026  issued  by GE Global  Insurance  Holding  Corporation.  The transfer books relating to the trust certificates  will be closed  permanently at the time of this press release.

     Pursuant to a Securities  and Exchange  Commission  Form 15 dated April 15,
2004, GE Global  Insurance  Holding  Corporation  elected to suspend its duty to file periodic reports under certain  sections of the Securities  Exchange Act of
1934.

     Contact:
     Marlene Fahey
     U.S. Bank Trust National Association
     (212) 361-2510